[LOGO]
First Niagara
        Financial Group, Inc.

FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS 3rd QUARTER DILUTED EPS OF $0.14 PER
                                     SHARE

Lockport, N.Y. - October 9, 2003 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended September 30, 2003 increased 17% to $9.3 million, or $0.14 per diluted share from $7.9 million, or $0.12 per diluted share for the same period of 2002. On a linked quarter basis, net income increased $204 thousand from $9.1 million or $0.13 per diluted share.

"During the third quarter there were a number of significant events with long-term implications for First Niagara," stated Interim President and CEO, Paul J. Kolkmeyer. "We announced a definitive agreement to acquire Troy Financial Corporation, a $1.2 billion bank, which provides First Niagara with a new and significant presence in the Capital Region of New York State. We also announced the simultaneous acquisition of two Rochester area insurance agencies that are now part of First Niagara Risk Management and further expands our presence in this growing market for our organization. In addition on August 20, Bill Swan, our Chairman, President and CEO died unexpectedly. The loss of Bill was very difficult for everyone at First Niagara, but our team remains committed to carrying on our strategic vision and corporate values. Our operating results for the quarter clearly indicate that we have kept our focus on the business and the long-term success of First Niagara."

Net interest income was $27.1 million for the third quarter of 2003 compared to $26.6 million for the second quarter of 2003. This increase was partially the result of a $9.7 million increase in average net earning assets from the quarter ended June 30, 2003 to the quarter ended September 30, 2003. Total loans outstanding grew to $2.31 billion at September 30, 2003 as compared to $2.28 billion at June 30, 2003. This was primarily attributable to the continued expansion of the Company's commercial lending operations, which resulted in commercial real-estate and business loans increasing $37.3 million, or 4% from the end of the second quarter of 2003. Based upon management's continued analysis of the loan portfolio, a $1.8 million provision for credit losses was set aside for the quarter ended September 30, 2003 compared to $2.2 million for the second quarter of 2003, as credit quality remained good and loan loss experience continued at low levels. During the quarter, non-performing loans increased to $11.7 million at September 30, 2003 compared to $10.1 million at June 30, 2003. This increase was mainly due to one well-collateralized commercial real-estate relationship, which is expected to be paid-in-full or returned to performing status by the end of the year. As of September 30, 2003, the Company's ratio of allowance for credit losses to total loans amounted to 1.09% compared to 1.08% at June 30, 2003. Total deposits were $2.32 billion at September 30, 2003 compared to $2.36 billion at June 30, 2003. This decrease primarily resulted from a $29.6 million decline in savings and time deposits due to the low interest rate environment, which resulted in customers shifting money to alternative investment products.

The increase in net interest income is also attributed to a 12 basis point increase in the Company's net interest rate spread to 2.93% for the quarter ended September 30, 2003 from 2.81% for the quarter ended June 30, 2003. This increase was partially due to the Company's interest bearing liabilities repricing to lower rates. Additionally, the Company's net interest rate spread benefited from a lower level of investment security premium amortization which amounted to $3.3 million for the third quarter of 2003 compared to $4.4 million for the second quarter of 2003. These improvements to the net interest rate spread were partially offset by the continued repricing of the Company's interest earning assets to lower rates as a result of loan refinancings and the low interest rate environment. As a result of the increases in average net earning assets and net interest rate spread, the net interest margin improved to 3.36% for the quarter ended September 30, 2003 from 3.25% for the quarter ended June 30, 2003.

For the third quarter of 2003, the Company had $11.4 million of noninterest income, an increase of $571 thousand over the second quarter of 2003. This increase was partially the result of insurance services and fee income, which grew $187 thousand on a linked quarter basis. This additional revenue was a result of the acquisition of two Rochester insurance agencies, and was partially offset by lower contingent profit sharing commissions, which are typically received during the first half of the year. The remainder of this increase in non-interest income can be attributed to bank-owned life insurance earnings, which rose $342 thousand due to death benefit proceeds, and increased limited partnership income primarily related to the Company's investment in a title insurance company. These increases were partially offset by a $346 thousand decrease in annuity and mutual fund commissions from the second quarter of 2003 to the third quarter of 2003 due to annuity carriers reducing commission rates and the shift in customer investment sentiment from annuities to mutual funds, which earn a lower commission.

Noninterest expense for the three months ended September 30, 2003 increased to $22.4 million from $21.1 million for the three months ended June 30, 2003. More specifically, salaries and benefits expense increased $1.0 million, which is primarily the result of personnel additions from the acquisition of two Rochester insurance agencies and additional benefit costs related to the unexpected death of the Company's CEO. Additionally, occupancy and equipment, technology and communications, and the amortization of intangibles increased a combined $382 thousand from the second quarter of 2003 to the third quarter of 2003 mainly due to the acquisition of two Rochester insurance agencies, internal growth and the upgrading of technology. For the third quarter of 2003, costs incurred in connection with the aforementioned death, which included professional fees, customer communications and benefits, amounted to $262 thousand, net of insurance benefits. The Company expects that additional expenses will be incurred in the fourth quarter of 2003 related to the Board of Directors executive search efforts.

Outlook - "Based upon the results of our first three quarters and the anticipated pressure on our net interest margin, we believe that 2003 diluted earnings per share will be at the low end of the previously issued $0.53 to $0.57 guidance," stated Mr. Kolkmeyer. "This projection assumes that investment securities premium amortization will continue to slow down in the fourth quarter and interest rates will remain flat. We expect that our net interest margin will continue above the 3.30% level for the remainder of the year and are comfortable with our 20% core commercial real-estate and business loan growth target for 2003. We are currently in the process of finalizing our 2004 forecast. Preliminary indications are that the Company's diluted earnings per share will grow between 26% and 36% from the 2003 level as a result of double digit core growth and completion of the Troy Financial Corporation acquisition in early January."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $3.5 billion and deposits of $2.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 46 banking centers, a loan production office, several financial services subsidiaries, and 69 ATMs throughout upstate New York. On August 10, 2003 the Company announced its intentions to acquire Troy Financial Corporation a $1.2 billion asset bank located near Albany New York, which is expected to be completed in January 2004. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance and investment advisory services.

Conference Call - A conference call will be held at 10:00 a.m. (EST) on Thursday October 9 to discuss these third quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-800-946-0706, access code 656315. A replay of the call will be available until October 16, 2003 by dialing 1-888-203-1112, access code 656315.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts

Paul J. Kolkmeyer..............     Interim President and CEO
                                    Executive Vice President, COO and CFO

Christopher J. Thome...........     Reporting and Investor Relations Manager
                                    (716) 625-7645
                                    chris.thome@fnfg.com

Leslie G. Garrity..............     Public Relations and Corporate
                                    Communications Manager
                                    (716) 625-7528
                                    leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                              2003                                            2002
                                     -----------------------------------------------------   ---------------------------------------
                                         As of         Third       Second         First         As of        Fourth         Third
                                     September 30,    Quarter      Quarter       Quarter     December 31,    Quarter       Quarter
                                     -------------  ----------    ----------    ----------   ------------   ----------    ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                          $3,533,430     3,533,430     3,561,646     3,603,432     2,934,795     2,934,795     2,882,867
Total interest-earning assets         $3,196,525     3,196,525     3,250,975     3,293,147     2,676,194     2,676,194     2,617,973
Fed funds and other short-term
investments                           $  134,482       134,482       159,675       392,956        45,167        45,167       216,543
Securities, at amortized cost         $  753,193       753,193       806,552       666,750       625,324       625,324       431,741
Loans:
   Real estate loans:
    One-to four-family                $  962,259       962,259       983,984       992,949       927,453       927,453       926,162
    Home equity                       $  176,136       176,136       168,568       167,087       136,986       136,986       134,641
    Multi-family                      $  208,041       208,041       186,347       171,582       170,357       170,357       153,786
    Commercial real-estate            $  422,770       422,770       402,528       377,878       303,136       303,136       302,197
    Construction                      $  106,835       106,835       116,141       117,324       107,200       107,200        94,046
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total real estate loans         $1,876,041     1,876,041     1,857,568     1,826,820     1,645,132     1,645,132     1,610,832
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------

   Commercial business loans          $  225,561       225,561       221,316       208,137       178,555       178,555       174,867
   Consumer loans                     $  200,824       200,824       197,087       188,260       169,155       169,155       172,104
   Net deferred costs and discounts   $    8,336         8,336         8,556         7,965         2,591         2,591         2,355
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total loans                     $2,310,762     2,310,762     2,284,527     2,231,182     1,995,433     1,995,433     1,960,158
Goodwill and other intangibles        $  115,084       115,084       107,803       107,048        80,493        80,493        80,717

Total interest-bearing liabilities    $2,595,908     2,595,908     2,641,372     2,706,561     2,468,396     2,468,396     2,425,613

Deposits:
   Interest-bearing deposits:
    Savings accounts                  $  646,284       646,284       666,003       688,597       632,894       632,894       634,312
    Interest-bearing checking         $  540,999       540,999       540,274       511,941       467,550       467,550       484,778
    Certificates of deposit           $  973,070       973,070       982,903     1,054,996       879,246       879,246       880,130
    Mortgagors' payments held
    in escrow                         $    9,827         9,827        16,925         9,317        15,619        15,619        12,698
   Noninterest-bearing deposits       $  149,088       149,088       149,134       133,946       134,160       134,160       127,614
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total deposits                  $2,319,268     2,319,268     2,355,239     2,398,797     2,129,469     2,129,469     2,139,532
Stock subscription proceeds                $ N/A           N/A           N/A           N/A        75,952        75,952           N/A

Short-term borrowings                 $   85,020        85,020        67,564        63,980        69,312        69,312        73,426
Long-term borrowings                  $  340,708       340,708       367,703       377,730       327,823       327,823       340,269
Stockholders' equity                  $  723,047       723,047       718,390       711,646       283,696       283,696       279,173
Tangible equity (1)                   $  607,963       607,963       610,587       604,598       203,203       203,203       198,456
Fair value adjustment included in
   stockholders' equity               $    1,397         1,397         3,558         3,333         4,230         4,230         3,675
Common shares outstanding                 66,370        66,370        66,228        66,071        25,005        25,005        24,988
Total loans serviced for others       $  250,082       250,082       271,401       289,341       242,871       242,871       258,997

                                                              2003                                            2002
                                     -----------------------------------------------------   ---------------------------------------
                                     Year-to-Date     Third        Second         First      Year-to-Date    Fourth         Third
                                     September 30,   Quarter       Quarter       Quarter     December 31,    Quarter       Quarter
                                     -------------  ----------    ----------    ----------   ------------   ----------    ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                          $3,527,113     3,540,403     3,579,903     3,460,151     2,852,799     2,872,553     2,894,726
Total interest-earning assets         $3,225,349     3,230,971     3,280,842     3,163,493     2,597,142     2,614,851     2,638,472
Fed funds and other short-term
investments                           $  248,353       167,878       282,842       295,743       137,639       144,490       208,145
Securities, at amortized cost         $  725,223       759,271       734,489       681,051       513,561       480,747       456,455
Loans (2)                             $2,238,030     2,294,650     2,250,864     2,167,176     1,931,288     1,973,358     1,954,118
Goodwill and other intangibles        $  107,297       112,446       107,631       101,695        80,866        80,639        80,784
Interest-bearing liabilities:
   Savings accounts                   $  667,278       654,076       676,024       671,930       588,611       627,502       634,107
   Interest-bearing checking          $  521,274       550,020       527,440       485,655       507,305       470,735       501,684
   Certificates of deposit            $1,000,488       966,017     1,021,369     1,014,610       883,867       878,675       877,185
   Mortgagors' payments held
   in escrow                          $   17,378        22,948        16,832        12,237        17,579        15,528        22,660
   Stock subscription proceeds        $   11,538           N/A           N/A        35,000         2,355         9,342           N/A
   Other borrowed funds               $  433,083       425,166       436,178       438,047       414,064       409,182       411,520
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total interest-bearing
    liabilities                       $2,651,039     2,618,227     2,677,843     2,657,479     2,413,781     2,410,964     2,447,156

Interest-bearing deposits             $2,206,418     2,193,061     2,241,665     2,184,432     1,997,362     1,992,440     2,035,636
Noninterest-bearing deposits          $  135,331       144,914       132,895       128,000       115,977       127,315       121,324
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
   Total deposits                     $2,341,749     2,337,975     2,374,560     2,312,432     2,113,339     2,119,755     2,156,960

Stockholders' equity                  $  685,299       719,606       716,980       618,195       274,533       283,087       278,073
Tangible equity (1)                   $  578,002       607,160       609,349       516,500       193,667       202,448       197,289
Common shares outstanding (3):
   Basic                                  66,055        66,276        66,126        65,758        64,445        64,647        64,543
   Diluted                                67,689        68,002        67,722        67,268        65,883        66,194        66,080

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                             2003                                            2002
                                    -----------------------------------------------------   ---------------------------------------
                                    Year-to-Date     Third        Second         First      Year-to-Date    Fourth         Third
                                    September 30,   Quarter       Quarter       Quarter     December 31,    Quarter       Quarter
                                    -------------  ----------    ----------    ----------   ------------   ----------    ----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                      $ 127,509        41,984         42,602       42,923        167,637        40,654        41,914
Interest expense                     $  48,347        14,836         15,976       17,535         76,107        17,103        18,857
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
Net interest income                  $  79,162        27,148         26,626       25,388         91,530        23,551        23,057
Provision for credit losses          $   5,922         1,757          2,208        1,957          6,824         1,835         1,729
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
Net interest income after
provision for credit losses          $  73,240        25,391         24,418       23,431         84,706        21,716        21,328

Noninterest income:
   Bank service charges and fees     $  12,335         4,289          4,246        3,800         14,226         3,748         3,662
   Lending and leasing income        $   2,711           853            959          899          5,523         1,771         1,521
   Insurance services and fees       $  10,758         3,818          3,631        3,309         12,610         2,846         3,063
   Bank-owned life insurance
   earnings                          $   2,693         1,141            799          753          2,706           689           680
   Annuity and mutual fund
   commissions                       $   2,124           513            859          752          2,585           660           679
   Investment advisory and
   fiduciary services                $     675           262            193          220          1,112           232           244
   Loss from investment securities
   available for sale                $     (42)          (24)            (2)         (16)        (1,044)         (801)         (311)
   Gain on sale of banking center    $      --            --             --           --          2,429         2,429            --
   Other                             $     972           523            119          330          1,640           391           435
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
    Total noninterest income         $  32,226        11,375         10,804       10,047         41,787        11,965         9,973

Noninterest expense:
   Salaries and benefits             $  37,634        13,037         12,025       12,572         45,180        11,595        11,663
   Occupancy and equipment           $   6,984         2,284          2,259        2,441          7,526         1,845         1,880
   Technology and communications     $   7,250         2,553          2,337        2,360          8,599         2,375         2,085
   Marketing and advertising         $   2,664           810            786        1,068          2,612           768           686
   Amortization of other
   intangibles                       $   1,039           431            290          318            677           175           178
   Other                             $   9,968         3,305          3,375        3,288         12,737         3,855         2,984
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
    Total noninterest expense        $  65,539        22,420         21,072       22,047         77,331        20,613        19,476

Income from continuing operations
before income taxes                  $  39,927        14,346         14,150       11,431         49,162        13,068        11,825
Income taxes from continuing
operations                           $  14,095         5,042          5,073        3,980         18,752         4,735         4,018
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
    Income from continuing
    operations                       $  25,832         9,304          9,077        7,451         30,410         8,333         7,807
Income from discontinued
operations, net of tax (4)           $     186            --             23          163            385            69           129
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
    Net income                       $  26,018         9,304          9,100        7,614         30,795         8,402         7,936
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------

-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share (3):
   Basic                             $    0.39          0.14           0.14         0.12           0.48          0.13          0.12
   Diluted                           $    0.38          0.14           0.13         0.11           0.47          0.13          0.12
Cash dividends (3)                   $    0.16          0.06           0.05         0.05           0.17          0.05          0.04
Dividend payout ratio                    41.03%        42.86%         35.71%       41.67%         35.42%        38.46%        33.33%
Dividend yield (annualized)               1.42%         1.58%          1.44%        1.73%          1.68%         1.96%         1.30%
Book value (3)                       $   10.89         10.89          10.85        10.77           4.39          4.39          4.32
Tangible book value (1) (3)          $    9.16          9.16           9.22         9.15           3.14          3.14          3.07
Market price (NASDAQ: FNFG) (3):
   High                              $   16.55         16.55          14.20        11.92          12.41         12.39         12.41
   Low                               $   10.11         13.70          11.40        10.11           6.07         10.03         10.31
   Close                             $   15.09         15.09          13.92        11.75          10.10         10.10         12.21

-----------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets               0.99%         1.04%          1.02%        0.89%          1.08%         1.16%         1.09%
   Return on average equity               5.08%         5.13%          5.09%        5.00%         11.22%        11.78%        11.32%
   Return on average tangible
   equity (1)                             6.02%         6.08%          5.99%        5.98%         15.90%        16.47%        15.96%
Yield on interest-earning assets          5.28%         5.18%          5.20%        5.46%          6.45%         6.20%         6.33%
Rate on interest-bearing
liabilities                               2.44%         2.25%          2.39%        2.68%          3.15%         2.81%         3.06%
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
Net interest rate spread                  2.84%         2.93%          2.81%        2.78%          3.30%         3.39%         3.27%
Net interest margin                       3.27%         3.36%          3.25%        3.21%          3.52%         3.60%         3.50%
As a percentage of average assets:
   Noninterest income                     1.22%         1.27%          1.21%        1.18%          1.46%         1.65%         1.37%
   Noninterest expense                    2.48%         2.51%          2.36%        2.58%          2.71%         2.85%         2.67%
                                     ---------     ---------      ---------    ---------      ---------     ---------     ---------
   Net overhead                           1.26%         1.24%          1.15%        1.40%          1.25%         1.20%         1.30%
Efficiency ratio                         58.84%        58.20%         56.30%       62.22%         58.01%        58.04%        58.96%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                             2003                                            2002
                                    -----------------------------------------------------   ---------------------------------------
                                        As of        Third        Second         First         As of        Fourth         Third
                                    September 30,   Quarter       Quarter       Quarter     December 31,    Quarter       Quarter
                                    -------------  ----------    ----------    ----------   ------------   ----------    ----------
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS (5)
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital               18.59%         18.59%         18.70%        18.64%       10.27%         10.27%        10.69%
Total risk based capital                19.70%         19.70%         19.80%        19.70%       11.34%         11.34%        11.81%
Tier 1 (core) capital                   12.48%         12.48%         12.40%        12.21%        6.54%          6.54%         6.90%
Tangible capital                        12.42%         12.42%         12.34%        12.15%        6.54%          6.54%          N/A
Equity to assets                        20.46%         20.46%         20.17%        19.75%        9.67%          9.67%         9.68%

-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family              $    3,605          3,605          3,395         3,723        4,071          4,071         4,656
   Home equity                     $      310            310            467           474          332            332           396
   Commercial real-estate and
   multi-family                    $    2,889          2,889          1,614         1,537        1,225          1,225         2,187
   Consumer                        $      679            679          1,040           630          652            652           690
   Commercial business             $    4,204          4,204          3,537         3,572        1,198          1,198         2,992
                                   ----------     ----------     ----------    ----------   ----------     ----------    ----------
    Total non-performing loans     $   11,687         11,687         10,053         9,936        7,478          7,478        10,921

Other non-performing assets        $    1,196          1,196          1,375         1,646        1,423          1,423           151
                                   ----------     ----------     ----------    ----------   ----------     ----------    ----------
Total non-performing assets        $   12,883         12,883         11,428        11,582        8,901          8,901        11,072

Allowance for credit losses        $   25,219         25,219         24,781        23,913       20,873         20,873        20,299
Net loan charge-offs               $    3,577          1,319          1,340           918        4,678          1,261         1,124
Provision for credit losses as a
   percentage of net loan
   charge-offs                         165.56%        133.21%        164.78%       213.18%      145.87%        145.52%       153.83%
Total non-performing assets as a
   percentage of total assets            0.36%          0.36%          0.32%         0.32%        0.30%          0.30%         0.38%
Total non-performing loans to
total loans                              0.51%          0.51%          0.44%         0.45%        0.37%          0.37%         0.56%
Net charge-offs to average
loans (annualized)                       0.21%          0.23%          0.24%         0.17%        0.24%          0.25%         0.23%
Allowance for credit losses to
total loans                              1.09%          1.09%          1.08%         1.07%        1.05%          1.05%         1.04%
Allowance for credit losses
   to non-performing loans             215.79%        215.79%        246.50%       240.67%      279.13%        279.13%       185.87%
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Personnel FTE                             915            915            891           897          945            945           937
Number of banking centers                  46             46             46            45           38             38            39

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(1)   Excludes the balances related to goodwill and other intangibles.

(2)   Net of deferred costs and unearned discounts.

(3) All per share data and references to the number of shares outstanding for purposes of calculating per share amounts are restated to give retroactive recognition to the 2.58681 exchange ratio applied in the January 17, 2003 conversion.

(4) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc. its wholly- owned third-party benefit plan administrator subsidiary as it was not considered one of the Company's strategic core businesses. In accordance with SFAS No. 144, "Accounting for the impairment or disposal of long-lived assets," for current and prior periods presented the Company has reported the results of operations from NOVA as "Discontinued Operations," including the net of tax gain on sale realized of $230 thousand.

(5) Effective November 8, 2002, First Niagara Bank converted to a federal charter subject to Office of Thrift Supervision ("OTS") capital requirements. These capital requirements apply only to First Niagara Bank and do not consider additional capital retained by the Holding Company. Prior to converting to federal charters, the Holding Company and First Niagara Bank were required to maintain minimum capital ratios calculated in a similar manner to, but not entirely the same as, the framework of the OTS. Amounts prior to the fourth quarter of 2002 have not been recomputed to reflect OTS requirements.